UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                               Amendment No. 2 to

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

        Date of Report (Date of earliest event reported) August 23, 2000

                             Ocean Power Corporation
 -------------------------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

           Delaware                                     94-3350291
           --------                                     ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

            5000 Robert J. Mathews Parkway, El Dorado Hills, CA 95762
            ---------------------------------------------------------
                    (Address of principal executive offices)

                                 (916) 933-8100
                                 --------------
               (Registrant's telephone number including area code)

ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS.

Ocean Power Corporation (the "Company") entered into a Share Purchase Agreement ("Agreement") with the Shareholders of SIGMA Elektroteknisk, AS ("SIGMA") on July 25, 2000 whereby the Shareholders of SIGMA agreed to a stock for stock exchange as set forth in the Agreement and attached hereto as Exhibit 1. There were no prior material relationships between or among any of the Shareholders of SIGMA and the Company or any of their officers, directors, associates or affiliates. The acquisition was completed on August 10, 2000. It did not require the use of any funds. Pursuant to the terms of the Agreement, the Company acquired 100% of the issued and outstanding shares of SIGMA from its Shareholders in return for 1,718,748 shares of the Company's restricted common stock valued at $3.20 per share or $5,500,000. The common stock of the Company issued in connection with the acquisition have not been registered under the Securities Act of 1933. The acquistion will be accounted for as a purchase per the requirements of APB No. 16.

SIGMA is a developer of Stirling engine systems that generate heat and electricity for residential uses. They are leaders in the development of engines that use a wide range of fuels including propane, diesel and natural gas. The assets of SIGMA comprise patents, cash, machinery, tools and fixtures. SIGMA will continue its present operations. It is now a wholly owned subsidiary of the Company. The acquisition is intended to broaden the technology base of the Company and to add a potentially major source of revenue for the Company.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements

         (i)   Audited  financial  statements of SIGMA pages F-1 - F-18

(b)      Pro Forma Financial Information

         (i)   Pro Forma  Financial  information  pages F-19 - F-25

(c)      Exhibits

         1.    Share Purchase Agreement*
-----------------
*  previously filed

                            SIGMA ELEKTROTEKNISK, AS
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                  July 31, 2000

                                 C O N T E N T S



Independent Auditors' Report.............................................. F - 3

Balance Sheet............................................................. F - 4

Statements of Operations and Other Comprehensive Income................... F - 6

Statements of Stockholders' Equity (Deficit).............................. F - 7

Statements of Cash Flows.................................................. F - 8

Notes to the Financial Statements......................................... F - 9

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Sigma Elektroteknisk, AS
Holen, Norway

We have audited the accompanying balance sheet of Sigma Elektroteknisk, AS (a development stage company) as of December 31, 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1999 and 1998, and from inception on January 6, 1994 through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Sigma Elektroteknisk, AS (a development stage company) as of December 31, 1999 and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998, and from inception on January 6, 1994 through December 31, 1999, in conformity with generally accepted accounting principles accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is a development stage company with no significant operating results to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result for the outcome of the uncertainty.



HJ & Associates, LLC
Salt Lake City, Utah
September21, 2000, except as to the Statements of Stockholders' Equity, Statements of Operations and Statements of Cash Flows from inception on January 6, 1994 through December 31, 1997 which is June 4, 2001

                            SIGMA ELEKTROTEKNISK, AS
                          (A Development Stage Company)
                                 Balance Sheets


                                     ASSETS

                                              July 31,         December 31,
                                               2000                1999
                                        ------------------   ------------------
                                           (Unaudited)
CURRENT ASSETS

   Cash and cash equivalents            $          137,815   $          160,782
   Restricted cash (Note 2)                          4,439               19,241
   Accounts receivable                                --                 59,216
   Employee advances                                19,930               26,522
   Prepaid and other current assets                 30,994               22,542
   VAT tax receivable                               48,469               98,318
                                        ------------------   ------------------

     Total Current Assets                          241,647              386,621
                                        ------------------   ------------------

FIXED ASSETS, NET (Note 2)                          57,866               78,307
                                        ------------------   ------------------

OTHER ASSETS

   Patents, net (Note 3)                           962,558            1,163,163
   Deposits                                         10,322               11,403
                                        ------------------   ------------------

     Total Other Assets                            972,880            1,174,566
                                        ------------------   ------------------

     TOTAL ASSETS                       $        1,272,393   $        1,639,494
                                        ==================   ==================



   The accompanying notes are an integral part of these financial statements.

                            SIGMA ELEKTROTEKNISK, AS
                          (A Development Stage Company)
                           Balance Sheets (Continued)


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

                                                                   July 31,         December 31,
                                                                    2000                1999
                                                             ------------------   -----------------
                                                                (Unaudited)
CURRENT LIABILITIES

   Accounts payable                                          $          302,927   $         236,030
   Accrued expenses                                                      64,442              74,006
   Patents payable - current portion (Note 3)                           233,250             233,250
   Notes payable - current portion (Note 4)                             245,876             245,876
   Research advances (Note 5)                                           471,746             439,840
                                                             ------------------   -----------------

     Total Current Liabilities                                        1,318,241             789,162
                                                             ------------------   -----------------

LONG-TERM LIABILITIES

   Patents payable (Note 3)                                             366,683             429,553
   Notes payable (Note 4)                                               514,262             582,650
                                                             ------------------   -----------------

     Total Long-Term Liabilities                                        880,945           1,012,203
                                                             ------------------   -----------------

     Total Liabilities                                                2,199,186           2,241,205
                                                             ------------------   -----------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)

   Common stock: unlimited shares authorized of $0.14
    par value, 3,663,327 and 2,308,660 shares issued
    and outstanding                                                     473,295             315,829
   Additional paid-in capital                                         5,197,891           5,159,729
   Other comprehensive income                                           162,962              70,590
   Deficit accumulated during the development stage                  (6,760,941)         (6,147,859)
                                                             ------------------   -----------------

     Total Stockholders' Equity (Deficit)                              (926,793)           (601,711)
                                                             ------------------   -----------------

     TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY (DEFICIT)                                       $        1,272,393   $       1,639,494
                                                             ==================   =================




   The accompanying notes are an integral part of these financial statements.

                            SIGMA ELEKTROTEKNISK, AS
                          (A Development Stage Company)
             Statements of Operations and Other Comprehensive Income

                                                                                                                  From
                                                                                                               Inception on
                                                  For the                                                       January 6,
                                             Seven Months Ended           For the Years Ended                  1994 Through
                                                  July 31,                     December 31,             December 31,    July 31,
                                           2000           1999             1999          1998             1999           2000
                                       -------------  -------------   -------------  -------------  ---------------  -------------
                                       (Unaudited)    (Unaudited)                                                     (Unaudited)
SALES                                  $        --    $        --     $        --    $        --    $          --    $        --
                                       -------------  -------------   -------------  -------------  ---------------  -------------
COSTS AND EXPENSES

   Research and development
    (Note 9)                                 268,378        256,984         436,073      1,053,503        3,754,926      4,023,304
   General and administrative                256,045        536,257       1,001,537      1,304,839        4,423,473      4,679,518
   Depreciation and amortization             108,790        104,901         183,260        155,500          456,536        565,326
                                       -------------  -------------   -------------  -------------  ---------------  -------------
     Total Costs and Expenses                633,213        898,142       1,620,870      2,513,842        8,634,935      9,268,148
                                       -------------  -------------   -------------  -------------  ---------------  -------------
LOSS BEFORE OTHER EXPENSES                  (633,213)      (898,142)     (1,620,870)    (2,513,842)      (8,634,935)    (9,268,148)
                                       -------------  -------------   -------------  -------------  ---------------  -------------
OTHER INCOME (EXPENSE)

   Grant revenue                              72,683        167,802         421,590        321,283        2,642,214      2,714,897
   Interest income                             7,896         10,790          18,042         13,022           51,197         59,093
   Interest expense                          (60,448)       (75,960)       (123,225)       (29,735)        (199,162)      (259,610)
   Loss on sale of assets                       --             --            (7,173)          --             (7,173)        (7,173)
                                       -------------  -------------   -------------  -------------  ---------------  -------------
     Total Other Income (Expense)             20,131        102,632         309,234        304,570        2,487,076      2,507,207
                                       -------------  -------------   -------------  -------------  ---------------  -------------
NET LOSS                                    (613,082)      (795,510)     (1,311,636)    (2,209,272)      (6,147,859)    (6,760,941)

OTHER COMPREHENSIVE INCOME

   Currency translation adjustment            92,372          8,610          18,008        (14,408)          70,590        162,962
                                       -------------  -------------   -------------  -------------  ---------------  -------------
     Total Other Comprehensive
      Income                                  92,372          8,610          18,008        (14,408)          70,590        162,962
                                       -------------  -------------   -------------  -------------  ---------------  -------------
NET COMPREHENSIVE LOSS                 $    (520,710) $    (786,900)  $  (1,293,628) $  (2,223,680) $    (6,077,269) $  (6,597,979)
                                       =============  =============   =============  =============  ===============  =============
BASIC LOSS PER SHARE                   $       (0.20) $       (0.54)  $       (0.75) $       (2.13)
                                       =============  =============   =============  =============
WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                        3,063,200      1,460,694       1,744,124      1,038,197
                                       =============  =============   =============  =============



   The accompanying notes are an integral part of these financial statements.

                            SIGMA ELEKTROTEKNISK, AS
                          (A Development Stage Company)
                   Statement of Stockholders' Equity (Deficit)

                                                                           Additional         Other
                                                Common Stock                Paid-In        Comprehensive      Retained
                                          Shares           Amount            Capital          Income          Earnings
                                     ---------------  ----------------  ---------------  ----------------  ---------------
Balance at inception on
 January 6, 1994                                --    $           --    $          --    $           --    $          --

Common stock issued for cash
 at $0.14 per share -
 June 17, 1994                               150,000            21,105             --                --               --

Common stock issued for
 conversion of debt at $0.86
 per share - June 15, 1995                   400,000            63,960             --                --               --

Common stock issued for cash
 at $12.87 per share -
 April 20, 1996                                  100                16            1,203              --               --

Common stock issued for
 conversion of debt at $12.87
 per share - December 30, 1996                30,000             4,653          381,447              --               --

Common stock issued for cash
 at $12.87 per share -
 December 31, 1996                            84,000            13,028        1,068,052              --               --

Common stock issued for cash
 at $5.21 per share -
 August 8, 1997                              325,000            42,380        1,652,820              --               --

Currency translation adjustment                 --                --               --              66,990             --

Net loss from inception on
 January 6, 1994 through
 January 31, 1997                                  -                 -                -                 -       (2,626,951)
                                     ---------------  ----------------  ---------------  ----------------  ---------------
Balance, December 31, 1997                   989,100           145,142        3,103,522            66,990       (2,626,951)

Common stock issued for cash
 at $3.34 per share -
 November 23, 1998                           414,000            55,228        1,325,462              --               --

Common stock issued for debt
 at $5.34 per share -
 November 23, 1998                            57,594             7,683          299,639              --               --

Currency translation adjustment                 --                --               --             (14,408)            --

Net loss for the year ended
 December 31, 1998                              --                --               --                --         (2,209,272)
                                     ---------------  ----------------  ---------------  ----------------  ---------------
Balance, December 31, 1998                 1,460,694  $        208,053  $     4,728,623  $         52,582  $    (4,836,223)
                                     ---------------  ----------------  ---------------  ----------------  ---------------




   The accompanying notes are an integral part of these financial statements.

                            SIGMA ELEKTROTEKNISK, AS
                          (A Development Stage Company)
             Statement of Stockholders' Equity (Deficit) (Continued)


                                                                           Additional        Other
                                                Common Stock                Paid-In       Comprehensive       Retained
                                          Shares           Amount           Capital          Income           Earnings
                                     ---------------  ----------------  ---------------  ----------------  ---------------
Balance, December 31, 1998                 1,460,694  $        208,053  $     4,728,623  $         52,582  $    (4,836,223)

Common stock issued for cash
 at $0.64 per share -
 August 31, 1999                             383,983            48,804          195,217              --               --

Common stock issued for debt
 at $0.64 per share -
 August 31, 1999                             463,983            58,972          235,889              --               --

Currency translation adjustment                 --                --               --              18,008             --

Net loss for the year ended
 December 31, 1999                              --                --               --                --         (1,311,636)
                                     ---------------  ----------------  ---------------  ----------------  ---------------
Balance, December 31, 1999                 2,308,660           315,829        5,159,729            70,590       (6,147,859)

Common stock issued for cash
 at $0.12 per share -
 March 23, 2000 (unaudited)                  836,500            97,894             --                --               --

Common stock issued for debt
 at $0.12 per share -
 March 23, 2000 (unaudited)                  280,000            32,191             --                --               --

Common stock issued for debt
 at $0.12 per share -
 June 8, 2000 (unaudited)                    216,000            24,833             --                --               --

Common stock issued for cash
 at $1.83 per share -
 July 10, 2000 (unaudited)                    22,167             2,548           38,162              --               --

Currency translation adjustment
 (unaudited)                                    --                --               --              92,372             --

Net loss for the seven months
 ended July 31, 2000 (unaudited)                --                --               --                --           (613,082)
                                     ---------------  ----------------  ---------------  ----------------  ---------------
Balance, July 31, 2000
 (unaudited)                               3,663,327  $        473,295  $     5,197,891  $        162,962  $    (6,760,941)
                                     ===============  ================  ===============  ================  ===============



   The accompanying notes are an integral part of these financial statements.

                            SIGMA ELEKTROTEKNISK, AS
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                                                                    From
                                                                                                                Inception on
                                                       For the                                                   January 6,
                                                 Seven Months Ended           For the Years Ended              1994 Through
                                                       July 31,                   December 31,           December 31,    July 31,
                                                 2000           1999          1999            1998          1999          2000
                                             -------------  ------------  ------------  ------------   -------------- -------------
                                              (Unaudited)    (Unaudited)                                               (Unaudited)

CASH FLOWS FROM OPERATING
 ACTIVITIES

   Net loss                                  $    (613,082) $   (795,510) $ (1,311,636) $ (2,209,272)  $  (6,147,859) $  (6,760,941)
   Adjustments to reconcile net loss
    to net cash used by operating
    activities:
     Depreciation and amortization                 108,790       104,901       183,260       155,500         364,470        473,260
   Changes in assets and liabilities:
     (Increase) decrease in accounts
      receivable                                    59,216         6,542        (3,681)        8,604         (59,216)          --
     (Increase) decrease in employee
      receivables                                    6,592        26,971        33,588         9,778          26,522         33,114
     (Increase) decrease in prepaid assets          41,397       (86,502)     (104,526)        1,469        (122,397)       (81,000)
     (Increase) decrease in deposits                  --          43,540        43,540          --             16,540        16,540
     Increase (decrease) in accounts
      payable                                       85,245       379,068       (99,631)      120,543         356,247        441,492
     Increase (decrease) in accrued
      expenses                                     127,305      (172,760)      147,393       122,229         163,237)       290,542
                                             -------------  ------------  ------------  ------------   -------------- -------------
       Net Cash (Used) by Operating
        Activities                                (184,537)     (493,750)   (1,111,693)   (1,791,149)     (5,402,456)    (5,586,993)
                                             -------------  ------------  ------------  ------------   -------------- -------------
CASH FLOWS FROM INVESTING
 ACTIVITIES

   Loss on sale of assets                             --            --          (7,173)         --             (7,173)       (7,173)
   Purchase of license and patents                    --            --            --         (36,795)         (36,795)      (36,795)
   Purchase of fixed assets                        (33,306)         --          (5,692)      (65,600)        (180,071)     (213,377)
                                             -------------  ------------  ------------  ------------   -------------- -------------
       Net Cash (Used) by Investing
        Activities                                 (33,306)         --         (12,865)     (102,395)       (224,039)      (257,345)
                                             -------------  ------------  ------------  ------------   -------------- -------------
CASH FLOWS FROM FINANCING
 ACTIVITIES

   Research advances                                  --            --         192,306       149,182         439,840        439,840
   Common stock issued for cash                    138,604          --         244,021     1,380,690       4,423,315      4,561,919
   Proceeds from notes payable                     172,728        86,502          --         852,800          951,878     1,124,606
   Payments on notes payable                      (131,258)         --          (8,515)         --             (8,515)     (139,773)
                                             -------------  ------------  ------------  ------------   -------------- -------------
       Net Cash Provided by Financing
        Activities                                 180,074        86,502       427,812     2,382,672       5,806,518      5,986,592
                                             -------------  ------------  ------------  ------------   -------------- -------------

NET INCREASE (DECREASE) IN CASH                    (37,769)     (407,248)     (696,746)      489,128         180,023        142,254

CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD                               180,023       876,769       876,769       387,641            --             --
                                             -------------  ------------  ------------  ------------   -------------- -------------
CASH AND CASH EQUIVALENTS AT END
 OF PERIOD                                   $     142,254  $    469,521  $    180,023  $    876,769   $     180,023  $     142,254
                                             =============  ============  ============  ============   ============== =============



   The accompanying notes are an integral part of these financial statements.

                            SIGMA ELEKTROTEKNISK, AS
                          (A Development Stage Company)
                      Statements of Cash Flows (Continued)

                                                                                                                     From
                                                                                                                 Inception on
                                                        For the                                                   January 6,
                                                   Seven Months Ended          For the Years Ended              1994 Through
                                                        July 31,                  December 31,            December 31,   July 31,
                                                  2000          1999          1999            1998          1999          2000
                                             -------------  ------------  ------------  ------------   -------------- -------------
                                              (Unaudited)    (Unaudited)                                               (Unaudited)
SUPPLEMENTAL SCHEDULE OF CASH
 FLOW ACTIVITY

Cash Paid For:

   Interest                                  $       8,967  $       --    $      3,487  $        --    $        3,487 $      12,454
   Income taxes                              $        --    $       --    $       --    $        --    $         --   $        --

SCHEDULE OF NON-CASH FINANCING
 ACTIVITIES

   Common stock issued for debt              $      57,024  $       --    $    294,861  $    307,322   $   1,052,243  $   1,109,267
   Patents purchased with stock and
    debt                                     $        --    $       --    $       --    $    254,045   $   1,518,935  $   1,518,935



   The accompanying notes are an integral part of these financial statements.

                            SIGMA ELEKTROTEKNISK, AS
                          (A Development Stage Company)
                        Notes to the Financial Statements


NOTE 1 -      ORGANIZATION AND DESCRIPTION OF BUSINESS

              Sigma Elektroteknisk, AS (the Company) was incorporated January 6, 1994 under the laws of the country of Norway and is located in Holen, Norway.

              The Company has had limited operations since inception and is considered a development stage company because no significant revenues have been realized and planned principal operations have not yet commenced. The Company is planning to engage in the business of developing and producing personal combustion power plants (PCP's), an energy converter utilizing a Stirling engine that runs on natural gas or propane and produces heat and electricity for use in micro CHP (combined heat and power) systems, an appliance to produce heat and power in households.

NOTE 2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              a.  Accounting Method

              The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

              b.  Basic Loss Per Share

              The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements. Diluted loss per share is not presented because the dilutive instruments would be antidilutive due to the losses.

                                        For the Years Ended
                                          December 31, 1999
                             Loss            Shares             Per Share
                        (Numerator)       (Denominator)          Amount
                      -----------------  ----------------  ----------------

                      $      (1,311,636)        1,744,124  $          (0.75)
                      =================  ================  ================



                                         For the Years Ended
                                          December 31, 1998
                             Loss              Shares           Per Share
                        (Numerator)        (Denominator)         Amount
                      -----------------  ----------------  ----------------

                      $      (2,209,272)        1,038,197  $          (2.13)
                      =================  ================  ================

                            SIGMA ELEKTROTEKNISK, AS
                          (A Development Stage Company)
                        Notes to the Financial Statements


NOTE 2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              c.  Provision for Taxes

              At  December  31,  1999,   the  Company  has  net  operating  loss
              carryforwards of approximately $6,148,000 that may be offset against future taxable income through 2019. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater change the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

              d.  Cash and Cash Equivalents

              The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

              e.  Equipment

              Office equipment and software are recorded at cost. Major additions and renewals are capitalized and depreciated over their estimated useful lives of 3 to 7 years using the straight-line method. Depreciation expense for operations for the years ended December 31, 1999 and 1998 was $36,653 and $39,402, respectively.

              Equipment consists of the following:

                                                              December 31,
                                                                  1999
                                                           -----------------

                    Office equipment and furniture         $         166,076
                    Stirling engine                                   12,440
                    Artwork                                            1,555
                    Accumulated depreciation                        (101,764)
                                                           -----------------

                    Net Equipment                          $          78,307
                                                           =================

              f.  Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            SIGMA ELEKTROTEKNISK, AS
                          (A Development Stage Company)
                        Notes to the Financial Statements

NOTE 2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              g.  Change in Accounting Principle

              In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which requires companies to record derivatives as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The adoption of this statement had no material impact on the Company's financial statements.

              h.  Revenue Recognition Policy

              The Company currently has no established source of revenues. Revenue recognition policies will be determined when principal operations begin.

              i.  Advertising

              The Company follows the policy of charging the costs of advertising to expense as incurred. The Company has recorded advertising costs of $13,562 and $29,949 for the years ended December 31, 1999 and 1998, respectively.

              j.  Long-lived Assets

              All long-lived assets are evaluated as needed for impairment per SFAS 121. Any impairment in value is recognized as an expense in the period when the impairment occurs.

              k.  Research and Development

              All amounts expended for research and development are charged to expense as incurred.

              l.  Restricted Cash

              At December 31, 1999, the Company had cash which is in a separate bank account which is restricted for the payment of payroll taxes. The payroll taxes are paid monthly.

                            SIGMA ELEKTROTEKNISK, AS
                          (A Development Stage Company)
                        Notes to the Financial Statements


NOTE 2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              m.  Interim Financial Information

              The unaudited interim financial statements as of July 31, 2000 and for the seven-month period then ended have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the seven-month period ended July 31, 2000 is not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

NOTE 3 -      PATENTS

              In December 1996, the Company entered into a license agreement with Silent Clean Power (SCP) to purchase licensing rights to the patents owned by SCP relating to the Company's PCP development for $1,667,297. The terms of the payments were as follows: Company would pay $83,365 on signing of the agreement, $541,872 by December 1996 and $660,460 by January 1997. Additionally, SCP could convert $381,600 of the original purchase price set forth in the Agreement into shares of the Company. SCP converted the $381,600 of the original purchase price into 30,000 shares of the Company stock on December 30, 1996. During November 1998, the Company entered into an Amendment to the License Purchase Agreement (the "Amendment") with SCP which superceded the original License Agreement wherein the Company purchased the actual patents, whereas before the Company had only purchased the license to the patents. At the time of the Amendment, the company owed SCP $1,008,048. The Amendment called for the Company to pay an additional $319,645. Because of the decrease in the value of the Norwegian Kronor, the total value attributed to the patents at December 31, 1999 was $1,518,935. Concurrent with the purchase of the patents, the Company issued 57,594 shares of common stock valued at $5.34 per share for the conversion of $307,322 of the purchase price set forth in the Amendment with SCP. In August 1999, the Company issued an additional 40,000 shares of common stock valued at $0.64 per share for the conversion of $25,600 of the remaining amount payable to SCP as set forth by the Amendment. At December 31, 1999, there were no amounts due to SCP which were convertible into the Company's common stock. The patents are being amortized over their estimated useful lives of 111 to 134 months on a straight-line basis. Amortization expense for the years ended December 31, 1999 and 1998 was $146,607 and $116,098, respectively.

              At December 31, 1999 and 1998, the Company owed SCP $662,803 and $672,536 on the remainder of its patent obligations pursuant to the Amendment, respectively, due in various semi-annual amounts, bearing interest at 12% and secured by the patents.

              Annual maturities of patents payable are as follows:

                      2000                                 $         233,250
                      2001                                           202,150
                      2002                                           186,600
                      2003                                            40,803
                                                           -----------------

                                                           $         662,803
                                                           =================

                            SIGMA ELEKTROTEKNISK, AS
                          (A Development Stage Company)
                        Notes to the Financial Statements


NOTE 4 -      NOTES PAYABLE
              Notes payable at December 31, 1999 consist of the following:

              Note payable to SND  bearing a variable  interest  rate,
               (9.9% at December 31, 1999) due in equal semi-annual
               payments beginning May 1, 2000, unsecured.                   $       151,480

              Note payable to SND  bearing a variable  interest  rate,
               (9.9% at December 31, 1999) due in equal semi-annual
               payments beginning May 10, 2000, unsecured.                          622,823

              Note payable to SND  bearing a variable  interest  rate,  (
               9.9% at December 31, 1999) due in equal semi-annual
               payments beginning April 3, 2000, unsecured.                          54,223
                                                                            ---------------

              Total Notes Payable                                           $       828,526
                                                                            ===============

              Annual maturities of notes payable are as follows:
                                                                             Years Ending
                                                                             December 31,

                             2000                                           $       245,876
                             2001                                                   245,876
                             2002                                                   245,875
                             2003                                                    90,899
                                                                            ---------------

                                                                            $       828,526
                                                                            ===============

              Total interest expense was $123,225 and $29,735 for the years ended December 31, 1999 and 1998, respectively.

NOTE 5  -     COMMITMENTS AND CONTINGENCIES

              a.  Research Advances

              During 1999, 1998 and 1997, the Company received a total of $439,840 as research advances from an unrelated company for its PCP project, a project to develop an energy converter utilizing a Stirling engine that runs on natural gas or propane and produces electricity and heat for use in the micro CHP (combined heat and power), and appliance to produce heat and power in households. This amount is payable upon demand or may be converted into Sigma's common stock at a rate of $1.87 per share at any time.

              b.  Building Lease

              During July 1999, the Company signed a one year lease for building and warehouse space with its Chief Executive Officer (CEO). The lease calls for payments of $6,220 per month and is renewable for 2 years at the discretion of the Company.

                            SIGMA ELEKTROTEKNISK, AS
                          (A Development Stage Company)
                        Notes to the Financial Statements

NOTE 6 -      GOING CONCERN

              The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has had limited activities since inception and is considered a development stage company because it has no significant revenues, planned principal operations have not yet commenced, and the Company has incurred losses from its inception through December 31, 1999. The Company does not have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

              In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management's plans to continue as a going concern include raising additional capital of approximately $16,800,000 for continued research and development of the PCP and operating expenses to get it to the production stage over the next three years. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans

              The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The Company has recently completed an agreement with Ocean Power Corporation whereby the Company exchanged 100% of its outstanding stock for Ocean Power stock valued at $5,500,000, thereby giving the Company access to additional equity markets in the United States. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 7 -      RELATED PARTY TRANSACTIONS

              During 1999, the Company signed a one year lease for office and warehouse space with its CEO (see Note 5).

              During 1999 and 1998, the Company had employee receivables for salary advances of $26,522 and $63,396, respectively. These advances are being repaid through salary deductions.

NOTE 8 -      STOCK ISSUANCES

              During June 1994, the Company issued 150,000 shares of common stock valued at $0.14 per share for cash of $21,105.

              During June 1995, the Company issued 400,000 shares of common stock valued at $0.86 per share for the retirement of debt of $63,906.

              During April 1996, the company issued 100 shares of common stock valued at $12.87 per share for cash of $1,219.

                            SIGMA ELEKTROTEKNISK, AS
                          (A Development Stage Company)
                        Notes to the Financial Statements


NOTE 8 -      STOCK ISSUANCES (Continued)

              During December 1996, the Company issued 30,000 shares of common stock valued at $386,100 for the retirement of debt to Silent Clean Power for the purchase of license rights.

              During December 1996, the Company issued 84,000 shares of common stock valued at $12.87 per share for cash of $1,081,080.

              During August 1997, the Company issued 325,000 shares of common stock valued at $5.21 per share for cash of $1,695,200.

              During November 1998, the Company issued 414,000 shares of its common stock valued at $3.34 per share for cash of $1,380,690.

              During November 1998, the Company issued 57,594 shares of its common stock valued at $5.34 per share for the retirement of debt associated with the purchase of the patents from Silent Clean Power of $307,322.

              During August 1999, the Company issued 383,983 shares of its common stock valued at $0.64 per share for cash of $244,021.

              During August 1999, the Company issued 463,983 shares of its common stock valued at $0.64 per share for the retirement of debt of $294,861. 40,000 shares were for the partial retirement of the payable for the licenses and patents, and 423,983 were for the partial retirement of a note payable to a bank.

              During  March 2000,  the  Company  issued  836,500  shares of its
              common   stock  for  cash  of   $97,894   (or  $0.12  per  share)
              (unaudited).

              During March 2000, the Company issued 280,000 shares of its common stock for retirement of debt of $32,191 (or $0.12 per share) (unaudited).

              During June 2000, the Company issued 216,000 shares of its common stock for retirement of debt of $24,833 (or $0.12 per share) (unaudited).

              During July 2000, the Company issued 22,167 shares of its common stock for cash of $40,710 (or $1.83 per share) (unaudited).

NOTE 9 -      RESEARCH AND DEVELOPMENT

              During 1999 and 1998, the Company was involved in several research and development projects for the development of its PCP technology. These projects were partially funded by unrelated third parties. Research and development expense for the years ended December 31, 1999 and 1998 was $436,093 and $1,053,503,
              respectively.

                            SIGMA ELEKTROTEKNISK, AS
                          (A Development Stage Company)
                        Notes to the Financial Statements

NOTE 10 -     SUBSEQUENT EVENTS

              a.  Building Lease

              During July 2000, the Company renewed its one year lease for office and warehouse space with a related party. The lease calls for monthly payments of approximately $6,220. The lease may be extended for 2 years at the Company's discretion.

              b.  Purchase Agreement

              During August 2000, the Company completed an agreement to be acquired by Ocean Power Corporation. The agreement provides for the shareholders of the Company to exchange all of the outstanding shares of the Company for 1,718,748 shares of Ocean Power common stock valued at $3.20 per share, or $5,500,000.

                    OCEAN POWER CORPORATION AND SUBSIDIARIES

                   CONSOLIDATED PROFORMA FINANCIAL STATEMENTS




                                      F2-1

                                 C O N T E N T S

Consolidated Proforma Balance Sheet...................................... 3

Consolidated Proforma Statement of Operations............................ 5

Statement of Assumptions and Disclosures................................. 7




                                      F2-2

                    OCEAN POWER CORPORATION AND SUBSIDIARIES
                       Consolidated Proforma Balance Sheet
                                   (Unaudited)

                                     ASSETS
                                     ------

                                                                                   Proforma
                                                Ocean            Sigma           Adjustments
                                                Power       Elektroteknisk,        Increase          Proforma
                                            Corporation            AS             (Decrease)        Consolidated
                                         -----------------  ----------------  -----------------  -----------------
                                           (June 30, 2000)  (July 31, 2000)
CURRENT ASSETS
   Cash and cash equivalents             $       2,387,997  $        137,815  $               -  $       2,525,812
   Restricted cash                                       -             4,439                  -              4,439
   Employee advances                               297,095            19,930                  -            317,025
   Prepaid and other assets                        535,417            30,994                  -            566,411
   VAT tax receivable                                    -            48,469                  -             48,469
                                         -----------------  ----------------  -----------------  -----------------

     Total Current Assets                        3,220,509           241,647                  -          3,462,156
                                         -----------------  ----------------  -----------------  -----------------

FIXED ASSETS, NET                                  738,310            57,866                  -            796,176
                                         -----------------  ----------------  -----------------  -----------------

OTHER ASSETS

   Goodwill, net                                         -                 -          6,589,756          6,589,756
   Patents, net                                          -           962,558                  -            962,558
   Deposits                                         20,402            10,322                  -             30,724
                                         -----------------  ----------------  -----------------  -----------------

     Total Other Assets                             20,402           972,880          6,589,756          7,583,038
                                         -----------------  ----------------  -----------------  -----------------

     TOTAL ASSETS                        $       3,979,221  $      1,272,393  $       6,589,756  $      11,841,370
                                         =================  ================  =================  =================


                   See Summary of Assumptions and Disclosures.

                                      F2-3

                    OCEAN POWER CORPORATION AND SUBSIDIARIES
                       Consolidated Proforma Balance Sheet
                                   (Unaudited)

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                   Proforma
                                                Ocean            Sigma           Adjustments
                                                Power       Elektroteknisk,        Increase           Proforma
                                            Corporation            AS             (Decrease)        Consolidated
                                         -----------------  ----------------  -----------------  -----------------
                                           (June 30, 2000)  (July 31, 2000)
CURRENT LIABILITIES
   Accounts payable                      $       1,293,275  $        302,927  $          50,000  $       1,646,202
   Accrued expenses                                194,562            64,442                  -            259,004
   Patents payable                                       -           233,250                  -            233,250
   Notes payable                                         -           245,876                  -            245,876
   Notes payable - related parties               1,456,190                 -                  -          1,456,190
   Convertible debentures                          550,000                 -                  -            550,000
   Research advances                                     -           471,746                  -            471,746
                                         -----------------  ----------------  -----------------  -----------------

     Total Current Liabilities                   3,494,027         1,318,241             50,000          4,862,268
                                         -----------------  ----------------  -----------------  -----------------

LONG-TERM DEBT

   Patents payable                                       -           366,683                  -            366,683
   Notes payable                                         -           514,262                  -            514,262
                                         -----------------  ----------------  -----------------  -----------------

     Total Long-Term Debt                                -           880,945                  -            880,945
                                         -----------------  ----------------  -----------------  -----------------

     Total Liabilities                           3,494,027         2,199,186             50,000          5,743,213
                                         -----------------  ----------------  -----------------  -----------------

STOCKHOLDERS' EQUITY (DEFICIT)

   Preferred stock: 70,000,000
    shares authorized of $0.001
    par value, none issued and
    outstanding                                          -                 -                  -                  -
   Common stock: 500,000,000
    shares authorized of $0.01 par
    value, 37,019,942 shares issued
    and outstanding                                353,012           473,295           (456,108)           370,199
   Additional paid-in capital                   15,977,194         5,197,891            234,923         21,410,008
   Deferred consulting expense                    (677,084)                -                  -           (677,084)
   Other comprehensive income                            -           162,962                  -            162,962
   Accumulated deficit                         (15,167,928)       (6,760,941)         6,760,941        (15,167,928)
                                         -----------------  ----------------  -----------------  -----------------

     Total Stockholders' Equity
      (Deficit)                                    485,194          (926,793)         6,539,756          6,098,157
                                         -----------------  ----------------  -----------------  -----------------

     TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY
      (DEFICIT)                          $       3,979,221  $      1,272,393  $       6,589,756  $      11,841,370
                                         =================  ================  =================  =================


                   See Summary of Assumptions and Disclosures.

                                      F2-4

                    OCEAN POWER CORPORATION AND SUBSIDIARIES
                  Consolidated Proforma Statement of Operations
                                December 31, 1999
                                   (Unaudited)

                                                                                   Proforma
                                                Ocean            Sigma           Adjustments
                                                Power       Elektroteknisk,        Increase           Proforma
                                            Corporation            AS             (Decrease)        Consolidated
                                         -----------------  ----------------  -----------------  -----------------
                                           (June 30, 2000)  (July 31, 2000)
SALES                                    $               -  $              -  $               -  $               -
                                         -----------------  ----------------  -----------------  -----------------

EXPENSES

   Research and development                        258,000           436,073                  -            694,073
   Depreciation and amortization                    18,742           183,260            658,976            860,978
   General and administrative                    3,966,043         1,001,537                  -          4,967,580
                                         -----------------  ----------------  -----------------  -----------------

     Total Expenses                              4,242,785         1,620,870            658,976          6,522,631
                                         -----------------  ----------------  -----------------  -----------------

LOSS FROM OPERATIONS                            (4,242,785)       (1,620,870)          (658,976)        (6,522,631)
                                         -----------------  ----------------  -----------------  -----------------

OTHER INCOME (EXPENSE)

   Grant revenue                                         -           372,035                  -            372,035
   Other income                                          -            49,555                  -             49,555
   Interest income                                       -            18,042                  -             18,042
   Loss on disposition of assets                  (387,649)           (7,173)                 -           (394,822)
   Interest expense                             (1,069,052)         (123,225)                 -         (1,192,277)
                                         -----------------  ----------------  -----------------  -----------------

     Total Other Income (Expense)               (1,456,701)          309,234                  -         (1,147,467)
                                         -----------------  ----------------  -----------------  -----------------

NET LOSS                                 $      (5,699,486) $     (1,311,636) $        (658,976) $      (7,670,098)
                                         =================  ================  =================  =================


                   See Summary of Assumptions and Disclosures.

                                      F2-5

                    OCEAN POWER CORPORATION AND SUBSIDIARIES
                  Consolidated Proforma Statement of Operations
                                  June 30, 2000
                                   (Unaudited)

                                                                                   Proforma
                                                Ocean            Sigma           Adjustments
                                                Power       Elektroteknisk,        Increase           Proforma
                                            Corporation            AS             (Decrease)        Consolidated
                                         -----------------  ----------------  -----------------  -----------------
SALES                                    $               -  $              -  $               -  $               -
                                         -----------------  ----------------  -----------------  -----------------

EXPENSES

   Research and development                        140,850           243,961                  -            384,811
   Depreciation and amortization                    59,860            96,351            329,488            485,699
   General and administrative                    4,144,710           228,400             50,000          4,423,110
                                         -----------------  ----------------  -----------------  -----------------

     Total Expenses                              4,345,420           568,712            379,488          5,293,620
                                         -----------------  ----------------  -----------------  -----------------

LOSS FROM OPERATIONS                            (4,345,420)         (568,712)          (379,488)        (5,293,620)
                                         -----------------  ----------------  -----------------  -----------------

OTHER INCOME (EXPENSE)

   Grant revenue                                         -            72,683                  -             72,683
   Other income                                          -             6,395                  -              6,395
   Interest income                                  79,578            -                       -             79,578
   Interest expense                               (143,619)          (54,891)                 -           (198,510)
                                         -----------------  ----------------  -----------------  -----------------

     Total Other Income (Expense)                  (64,041)           24,187                  -            (39,854)
                                         -----------------  ----------------  -----------------  -----------------

LOSS BEFORE EXTRAORDINARY
 ITEM                                           (4,409,461)         (544,525)          (379,488)        (5,333,474)

   Gain on Forgiveness of Debt                     165,349                 -                  -            165,349
                                         -----------------  ----------------  -----------------  -----------------

NET LOSS                                 $      (4,244,112) $       (544,525) $        (379,488) $      (5,168,125)
                                         =================  ================  =================  =================


                   See Summary of Assumptions and Disclosures.

                                      F2-6

                    OCEAN POWER CORPORATION AND SUBSIDIARIES
                     Summary of Assumptions and Disclosures


NOTE 1 -       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               a.  Business Organization

               Ocean Power Corporation (the "Company") entered into a Share Purchase Agreement ("Agreement") with the shareholders of SIGMA Elektroteknisk, AS ("SIGMA") on July 25, 2000 whereby the shareholders of SIGMA agreed to a stock-for-stock exchange as set forth in the Agreement. There were no prior material relationships between or among any of the shareholders of SIGMA and the Company or any of their officers, directors, associates or affiliates. The acquisition was completed on August 10, 2000. It did not require the use of any funds. Pursuant to the terms of the Agreement, the Company acquired 100% of the issued and outstanding shares of SIGMA from its shareholders in return for 1,718,748 shares of the Company's restricted common stock valued at $3.20 per share or $5,500,000. The common stock of the Company issued in connection with the acquisition have not been registered under the Securities Act of 1933. The acquisition will be accounted for as a purchase per the requirements of APB No. 16.

               SIGMA is a developer of Stirling engine systems that generate heat and electricity for residential uses. They are leaders in the development of engines that use a wide range of fuels, including propane, diesel and natural gas. The assets of SIGMA comprise patents, cash, machinery, tools and fixtures. SIGMA will continue its present operations. The acquisition is intended to broaden the technology base of the Company and to add a potentially major source of revenue for the Company.

               b.  Proforma Adjustments

               The proforma balance sheet has been prepared as though the acquisition of SIGMA by the Company occurred on July 31, 2000. The balance sheet of the Company as of June 30, 2000 has been presented because it is the most recent balance sheet available for the Company. The proforma statement of operations has been prepared as of June 30, 2000, the most recent interim financial statements of Ocean Power and for the year ended December 31, 1999. The Company has recorded the acquisition of SIGMA through the issuance of 1,718,748 shares of common stock and has elected to amortize the goodwill over a 10-year period. Additionally, the Company has accrued $50,000 of estimated merger costs. The assets and liabilities acquired have been valued at historical cost which management believes represents fair market value.


                                      F2-7

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has fully caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 4, 2001

                             OCEAN POWER CORPORATION


                           By: /s/ Joseph P. Maceda
                           ------------------------
                                   Joseph P. Maceda, President and Director